EXHIBIT 21.0


                                  SUBSIDIARIES


      Registrant           First Federal Bancshares, Inc.
      ----------


   Subsidiaries           Percentage                 Jurisdiction or
                           Ownership              State of Incorporation
----------------------- ----------------  --------------------------------------

First Federal Bank           100%                     United States